Exhibit 99


LASERSIGHT INCORPORATED                                    Nasdaq Symbol: LASEC
NEWS RELEASE                                                      April 1, 2003

Bill Kern                                      3300 University Blvd., Suite 140
Sr. Vice President-Corporate Development             Winter Park, Florida 32792
407.678.9900 ext. 163                                    Facsimile 407.678-9981
bkern@lasetech.com                                                 www.lase.com


            LASERSIGHT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

Winter Park, FL, (April 1, 2003) - LaserSight Incorporated (NASDAQ: LASEC) today announced financial results for the fourth quarter and year ended December 31, 2002. Revenues for the fourth quarter of 2002 were $3.9 million compared to $4.0 million in the fourth quarter of 2001. The Company reported a loss attributable to common shareholders of $2.0 million, or $0.07 per share for the fourth quarter of 2002, compared to a loss of $8.5 million, or $0.32 per share in the comparable period of 2001. Excluding the effect of losses from discontinued operations during the fourth quarter of 2001, the net loss for the fourth quarter of 2001 was $5.2 million, or $0.20 per share.

For the year ended December 31, 2002, the Company's revenues were $10.5 million compared to revenues of $17.4 million for the year ended December 31, 2001, including a $4.0 million gain on the sale of a patent. The Company reported a loss attributable to common shareholders for 2002 of $13.9 million, or $0.51 per share, compared to $26.2 million in 2001, or $1.04 per share. Excluding the effect of losses from discontinued operations, the net loss for the year ended December 31, 2001 was $22.7 million, or $0.90 per share. The average common shares outstanding were 27,299,000 during 2002 compared to 25,131,000 during 2001.

In LaserSight's Form 10-K Annual Report recently filed with the Securities and Exchange Commission, LaserSight's independent audit firm, KPMG LLP, included in its opinion an explanatory paragraph describing an uncertainty about the Company's ability to continue as a going concern. This uncertainty arises from the Company's recurring losses and significant accumulated deficit.

LaserSight's Form 10-K Annual Report also discusses the Company's present financial condition, its liquidity difficulties and their impact on its business.

Michael R. Farris, president and chief executive officer of LaserSight Incorporated commented, "The refractive vision correction segment continued to be challenged during 2002. According to Market Scope, the industry continued the transition from its period of unprecedented growth to 1.4 million procedures during 2000, down to an estimated 1.3 million procedures during 2001 and 1.2 million procedures during 2002. At the same time, the U.S. demand for new refractive laser systems is reported to have declined from a total of 264 lasers sold during 2001 to 133 lasers in 2002."

Mr. Farris continued, "On a more positive note, we believe that if we can satisfactorily resolve our serious liquidity concerns, we will have the potential to benefit from our recently announced Non-Binding Letter of Intent from Shenzhen New Industries Venture Capital Company, an affiliate of our Chinese partner, and the planned acquisition of the assets and the on-going revenue stream of 15 refractive laser centers currently operated within China.

Mr. Farris concluded, "With our recently introduced international AstraPro(R) CustomEyes custom ablation planning software, our AstraMax(R) stereo-based integrated diagnostic workstation and our internationally available AstraScan(R) excimer laser system, I believe that LaserSight is well positioned to take advantage of the technology shift to customized ablations, assuming satisfactory resolution of our liquidity concerns. With our CustomEyes custom ablation solution, we have introduced a clear technology pathway to customized corneal ablations into the U.S. and international markets. Clinical trials and FDA approval will be needed before custom ablation can be commercially launched in the U.S."

LaserSight(R) is a leading supplier of quality technology solutions for laser vision correction and has pioneered its patented precision microspot scanning technology since it was introduced in 1992. Its products include the LaserScan LSX(R) precision microspot scanning system, its international research and development activities related to the Astra family of products used to perform custom ablation procedures known as CustomEyes and its MicroShape(R) family of keratome products. The Astra family of products includes the AstraMax(R) diagnostic workstation designed to provide precise diagnostic measurements of the eye and CustomEyes AstraPro(R) software, surgical planning tools that utilize advanced levels of diagnostic measurements for the planning of custom ablation treatments. In the United States, the Company's LaserScan LSX excimer laser system operating at 300 Hz is approved for the LASIK treatment of myopia and myopic astigmatism. The MicroShape family of keratome products includes the UltraShaper(R) durable keratome and UltraEdge(R) keratome blades.

This press release contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to the possible transaction contemplated by the Letter of Intent, including the risks of whether Definitive Agreements will be executed and consummated and whether LaserSight will realize the commercial benefits of that transaction and statements with respect to regulatory approvals and commercialization of products, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time-to-time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.

Following are selected LaserSight financial results (in 000s except per share data):

                                 Three Months Ended            Year Ended
                                    December 31,              December 31,
                                 2002         2001         2002         2001
                                 ----         ----         ----         ----
Total Revenues                 $  3,883     $  3,992     $ 10,502     $ 17,419
Cost of Revenues                  1,898        2,526        5,749        7,385
Gross Profit                      1,985        1,466        4,753       10,034
Research, Development
  and Regulatory                    180          684        1,319        3,272
General & Administrative and
  Amortization of Intangibles     2,304        4,996       13,412       24,849
Selling-Related                   1,053          970        3,280        4,675
Other (Income) Expense               86           50          311          (99)
Loss from Continuing Operations  (1,638)      (5,234)     (13,569)     (22,663)
Discontinued Operations              --       (3,288)          --       (3,527)
Net Loss                         (1,638)      (8,522)     (13,569)     (26,190)
Conversion Discount on
  Preferred Stock                  (354)          --         (354)          --
Loss Attributable to
  Common Stockholders          $ (1,992)    $ (8,522)    $(13,923)    $(26,190)
Loss per Common Share
  - Basic and Diluted          $  (0.07)    $  (0.32)    $  (0.51)    $  (1.04)
Weighted Average Number
  of Shares Outstanding          27,842       26,438       27,299       25,131

Selected balance sheet data (in 000s):

                                            December 31, 2002  December 31, 2001
                                            -----------------  -----------------
Cash and Cash Equivalents                          $1,066             $2,762
Accounts and Notes Receivable (Current), Net        5,574             11,320
Total Current Assets                               16,191             26,819
Total Current Liabilities                          13,251             12,956
Long-Term Obligations                                  --              2,926
Stockholders' Equity                                3,898             15,472